Exhibit 3.1

AMENDED AND RESTATED AGREEMENT

OF

LIMITED PARTNERSHIP

OF

BUCKEYE PARTNERS, L.P.

(As Amended and Restated as of August 9, 2006)

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1	Formation	7
Section 2.2	Name	8
Section 2.3	Principal Office; Registered Office	8
Section 2.4	Power of Attorney	8
Section 2.5	Term	9
Section 2.6	Organizational Limited Partner	9
Section 2.7	Organizational Certificate	9

ARTICLE III

PURPOSE

Section 3.1	Purpose	10

ARTICLE IV

CAPITAL CONTRIBUTIONS; PURCHASES PURSUANT
TO PURCHASE AGREEMENTS; ADDITIONAL ISSUANCES

Section 4.1	General Partner Contributions	10
Section 4.2	Limited Partner Contributions	10
Section 4.3	Issuances of Additional LP Units and Other Securities	10
Section 4.4	No Preemptive Rights	11
Section 4.5	No Interest	11
Section 4.6	Loans from Partners	11
Section 4.7	No Withdrawal	12

ARTICLE V

CAPITAL ACCOUNTS; DISTRIBUTIONS

Section 5.1	Capital Accounts	12
Section 5.2	Distributions in Respect of Units	15

i

ARTICLE X

ISSUANCE OF LP CERTIFICATES; TRANSFER AND EXCHANGE OF LP UNITS

Section 10.1	Initial Issuance of LP Certificates	29
Section 10.2	Registration, Registration of Transfer and Exchange	29
Section 10.3	Mutilated, Destroyed, Lost or Stolen LP Certificates	30
Section 10.4	Persons Deemed Owners	30

ARTICLE XI

TRANSFER OF GP UNITS

Section 11.1	Transfer of GP Units	31
Section 11.2	Successor General Partner	31

ARTICLE XII

ADMISSION OF INITIAL, SUBSTITUTED AND ADDITIONAL
LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNER

Section 12.1	Admission of Initial Limited Partners	31
Section 12.2	Admission of Substituted Limited Partners	31
Section 12.3	Admission of Successor General Partner	32
Section 12.4	Admission of Additional Limited Partners	32
Section 12.5	Amendment of Agreement and Certificate of Limited Partnership	32

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

Section 13.1	Withdrawal or Removal of the General Partner	32
Section 13.2	Sale of Former General Partner’s Interest	33

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.1	Dissolution	34
Section 14.2	Reconstitution	35
Section 14.3	Liquidation	35
Section 14.4	Distribution in Kind	36
Section 14.5	Cancellation of Certificate of Limited Partnership	36
Section 14.6	Return of Capital	36
Section 14.7	Waiver of Partition	37
Section 14.8	Certain Prohibited Acts	37

ARTICLE XV

AMENDMENT OF PARTNERSHIP AGREEMENT

Section 15.1	Amendments Which May be Adopted Solely by the General Partner	37
Section 15.2	Other Amendments	38
Section 15.3	Amendment Requirements	38

ARTICLE XVI

MEETINGS

Section 16.1	Meetings	39
Section 16.2	Record Date	39
Section 16.3	Conduct of Meeting	39
Section 16.4	Action Without a Meeting	39

ARTICLE XVII

CERTAIN RESTRICTIONS

Section 17.1	Additional Units	40
Section 17.2	Certain Amendments	40
Section 17.3	Sale of Assets	40

ARTICLE XVIII

RIGHT TO PURCHASE UNITS

Section 18.1	Right to Purchase Units	41
Section 18.2	Notice of Election to Purchase	41
Section 18.3	Purchase and Transfer of Units	41

ARTICLE XIX

GENERAL PROVISIONS

Section 19.1	Opinions Regarding Taxation as a Partnership	42
Section 19.2	Personal Property	42
Section 19.3	Addresses and Notices	42
Section 19.4	Headings	42
Section 19.5	Binding Effect	42
Section 19.6	Integration	42
Section 19.7	Waiver	43
Section 19.8	Counterparts	43
Section 19.9	Severability	43
Section 19.10	Applicable Law	43

AMENDED AND RESTATED AGREEMENT

OF

LIMITED PARTNERSHIP

OF

BUCKEYE PARTNERS, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of August 9, 2006 (the “Agreement”), is entered into by and among Buckeye GP LLC, a Delaware limited liability company (together with any successor in its capacity as general partner of the Partnership, the “General Partner”), and the additional Persons that are or become Partners of the Partnership as provided herein.

BACKGROUND

On December 31, 1998, Buckeye Management Company assigned and transferred certain assets and liabilities, including all of its GP Units (as defined in Article I below), to Buckeye Pipe Line Company. Buckeye Pipe Line Company accepted the transfer of those certain assets and liabilities and the GP Units, became the general partner of Buckeye Partners, L.P., and entered into the Amended and Restated Agreement of Limited Partnership, dated as of December 31, 1998, which was further amended and restated as of April 24, 2002 (as so amended, the “Prior Partnership Agreement”).

On May 4, 2004, Buckeye Management Company and Buckeye Pipe Line Company converted from Delaware corporations to Delaware limited liability companies. In connection with such conversion, Buckeye Management Company changed its name to Buckeye Management Company LLC, and Buckeye Pipe Line Company changed its name to Buckeye Pipe Line Company LLC (the “Former GP”).

In accordance with Section 11.1 of the Prior Partnership Agreement, the Former GP assigned and transferred certain assets and liabilities, including all of its GP Units, to the General Partner pursuant to a Contribution, Assignment and Assumption Agreement dated December 15, 2004. The General Partner accepted the transfer of those certain assets and liabilities and the GP Units, and became the general partner of Buckeye Partners, L.P.  The Partners continued Buckeye Partners, L.P. without dissolution and amended and restated the Prior Partnership Agreement (as amended and restated, the “2004 Agreement”).

This Agreement amends the 2004 Agreement to provide that a Partnership Interest includes the general partner interest in the Partnership evidenced by the Incentive Compensation Agreement and that any incentive compensation payments pursuant to the Incentive Compensation Agreement will be deemed to be distributions in respect of a Partnership Interest and to make certain additional modifications in connection with MainLine L.P. becoming the general partner of the Operating Partnerships.

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, for purposes of the restrictive provisions of Sections 7.6, 7.7 and 7.9, neither the Partnership nor any of the Operating Partnerships nor any of their respective subsidiaries shall be deemed to be Affiliates of the General Partner.  As used herein, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, Services Company shall be deemed an Affiliate of the General Partner.

“Agent” has the meaning specified in Section 2.4

“Agreed Value” of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the General Partner using such reasonable method of valuation as it may adopt.

“Agreement” means this amended and restated agreement of limited partnership, as amended or amended and restated from time to time, and, as the context requires, as supplemented by the Incentive Compensation Agreement.

“Audit Committee” means a committee of the Board of Directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange, and two of whom are also S&P Independent Directors.

“BMC” means Buckeye Management Company LLC, a Delaware limited liability company.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday recognized as such by the Government of the United States or the State of New York.

“Capital Accounts” mean the capital accounts maintained with respect to Partnership Interests pursuant to Section 5.1(a).

“Capital Contribution” means any Contributed Property which a Partner contributes to the Partnership.

“Carrying Value” means (a) with respect to Contributed Property, the Agreed Value of such property reduced as of the time of determination (but not below zero) by (i) all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 5.1(a) with respect to such property and (ii) an appropriate amount to reflect any sales, retirements and other dispositions of assets included in such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination, in any case as may be adjusted from time to time pursuant to Section 5.1(e).

“Certificate of Limited Partnership” means the Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.7, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Contributed Property” means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.

“Contributing Partner” means any Partner contributing Contributed Property to the Partnership in exchange for Units (or any transferee of such Units).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such Act.

“Designated Expenses” mean all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership Group (including, without limitation, expenses, direct or indirect, reasonably allocated to the General Partner by its Affiliates); provided, however, that Designated Expenses shall not include (a) any cost or expense for which the General Partner is not entitled to be reimbursed by reason of the proviso at the end of Section 7.12(b), (b) severance costs not permitted to be reimbursed pursuant to the Management Agreements in connection with the withdrawal of the General Partner, or (c) any cost or expense for which the General Partner and its Affiliates are not entitled to be reimbursed pursuant to the terms of the Exchange Agreement.

“Effective Date” means the date of this Agreement.

“Eighty Percent Interest” means Limited Partners holding an aggregate of at least 80% of the outstanding LP Units.

“ESOP” means the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust, as amended.

“ESOP Loan” means the loan to the ESOP due March 28, 2011 in the original principal amount of $44,133,600, and shall include any loans refinancing such loan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute.

“Exchange Agreement” means the Fourth Amended and Restated Exchange Agreement, dated as of August 9, 2006, among Holdco, the General Partner, the Partnership, the OLP GP, and each of the Operating Partnerships, as amended or restated from time to time.

“General Partner” has the meaning specified in the first paragraph.

“GP Unit” means a Partnership Interest issued pursuant to Section 4.1 and representing a general partner’s interest in the Partnership.

“Group Member” means a member of the Partnership Group.

“Holdco” means, collectively MainLine Sub LLC and any entities which control MainLine Sub LLC or are under common control with MainLine Sub LLC, but excluding Buckeye GP LLC, MainLine GP Inc., the OLP GP, and the Partnership Group.

“Incentive Compensation Agreement” means the Fifth Amended and Restated Incentive Compensation Agreement, dated as of August 9, 2006 between the Partnership and the General Partner.  The Incentive Compensation Agreement supplements this Agreement.

“Indemnitee” means the General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person.

“Issue Price” means the price at which a Unit is purchased from the Partnership.

“Limited Partner” means any limited partner of the Partnership.

“Liquidator” has the meaning specified in Section 14.3.

“LP Certificate” means a certificate issued by the Partnership, substantially in the form of Annex A to this Agreement, evidencing ownership of one or more LP Units.

“LP Unit” means a Partnership Interest issued pursuant to Sections 4.2 or 4.3 and representing a limited partner’s interest in the Partnership.

“Majority Interest” means Limited Partners holding an aggregate of more than 50% of the outstanding LP Units.

“Management Agreements” mean the amended and restated management agreements, dated as of August 9, 2006 pursuant to which the OLP GP manages the Operating Partnerships, in each case as amended or restated from time to time.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed, (b) in the case of any property distributed to a Partner pursuant to Sections

5.2, 14.3 or 14.4, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“OLP GP” means MainLine L.P., in its capacity as the general partner of the Operating Partnerships and in its capacity as manager of the Operating Partnerships pursuant to the Management Agreements, and any successors to MainLine L.P. as such general partner and manager.

“Operating Partnership Agreements” mean the amended and restated agreements of limited partnership, dated as of August 9, 2006, governing the rights and obligations of the partners of the Operating Partnerships and certain related matters, as amended or restated from time to time.

“Operating Partnerships” means, collectively, Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., Everglades Pipe Line Company, L.P. and Laurel Pipe Line Company, L.P., each a Delaware limited partnership, and each other current or future subsidiary of the Partnership which is managed by the General Partner or the OLP GP pursuant to its organizational documents or any other contractual arrangement with the General Partner or the OLP GP.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel of the General Partner or any of its Affiliates) acceptable to the General Partner.

“Organizational Limited Partner” means Pennsylvania Company, a Delaware corporation, acting as the organizational limited partner pursuant to this Agreement.

“Partner” means the General Partner or a Limited Partner.

“Partnership” means Buckeye Partners, L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership, the Operating Partnerships and any subsidiary of any such entity, treated as a single consolidated entity.

“Partnership Interest” means a general partner’s or limited partner’s interest in the Partnership, including the general partner interest in the Partnership evidenced by the Incentive Compensation Agreement.

“Partnership Securities” has the meaning specified in Section 4.3.

“Percentage Interest” means, with respect to any Partner, the number of Units held by such Partner divided by the number of Units outstanding.

“Person” means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization, an association or any other entity.

“Prior Partnership Agreement” has the meaning specified in the first paragraph of “Background.”

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any asset of the Partnership that is not a capital gain due to the recapture of certain deductions previously taken with respect to such asset.

“Record Date” means the date established by the General Partner for determining the identity of Limited Partners entitled (a) to notice of or to vote at any meeting of Limited Partners, to vote by ballot or approve Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Limited Partners, or (b) to receive any report or distribution.

“Record Holder” or “Holder” of (a) any LP Unit means the Person in whose name such Unit is registered in the Units Register or (b) any GP Unit means the General Partner.

“S&P Independent Director” means a duly appointed member of the Audit Committee who was not, at the time of such appointment or at any time in the preceding five years, (a) a direct or indirect legal or beneficial owner of interests in the Partnership or any of its Affiliates (excluding de minimis ownership interests, including ownership interests in limited partnership units, in publicly traded entities), (b) a creditor, supplier, employee, officer, director (other than a director of the General Partner or Services Company), family member, manager, member or contractor of the Partnership or its Affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Partnership or its Affiliates or any creditor, supplier, employee, officer, director (other than a director of the General Partner or Services Company), manager, member or contractor of the Partnership or its Affiliates; provided, however, that service by a director as a director of Buckeye Pipe Line Company LLC at or prior to December 15, 2004 shall not prevent a member of the Board of Directors from being a S&P Independent Director.  For the purposes of the definition of “S&P Independent Director,” Buckeye GP LLC, MainLine GP Inc., the OLP GP, and the Partnership Group shall be deemed to be Affiliates of Holdco.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor to such statute.

“Services Agreement” means the Services Agreement, dated as of December 15, 2004, between the Partnership, the Operating Partnerships, Wood River Pipe Lines LLC, Buckeye Terminals, LLC and Services Company, as amended or supplemented from time to time.

“Services Company” means Buckeye Pipe Line Services Company, a Pennsylvania corporation.

“Special Approval” means approval by a majority of the members of the Audit Committee.

“Time of Delivery” means December 23, 1986.

“Transfer Agent” means the bank, trust company or other Person appointed from time to time by the Partnership to act as successor transfer agent and registrar for LP Units.

“Two-Thirds Interest” means Limited Partners holding an aggregate of at least two-thirds of the outstanding LP Units.

“Unit” means a GP Unit or an LP Unit.

“Unit Price” of a Unit means, as of any date of determination, (a) if such Unit is one of a class of Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sales prices per Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which such class of Units is listed or admitted to trading (or, if such class of Units is listed or admitted to trading on the New York Stock Exchange, on the New York Stock Exchange Composite Tape), for the five trading days immediately preceding the date of determination; (b) if such Unit is not of a class of Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the last reported sales prices per Unit or, in case no such reported sale takes place on any such day or in case last reported sales prices are not quoted by NASDAQ, the average of the last bid and asked prices per Unit, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if said Bureau is not at the time furnishing quotations; or (c) if such Unit is not of a class of Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation it may select.

“Units Register” has the meaning specified in Section 10.2.

“Unrealized Gain” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date).

“Unrealized Loss” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date) over the fair market value of such property as of such date of determination.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1                                      Formation

BMC and the Organizational Limited Partner originally formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.  The General Partner, pursuant to the authority contained in Article XV of this Agreement, does hereby amend and restate this Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

Section 2.2                                      Name

The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Buckeye Partners, L.P.”; provided, however, that (a) the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include “Ltd.” or “Limited Partnership” (or similar words or letters) where necessary for purposes of maintaining the limited liability status of each Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.

Section 2.3                                      Principal Office; Registered Office

(a)                                  The principal office of the Partnership shall be 5002 Buckeye Road, Emmaus, Pennsylvania 18049, or such other place as the General Partner may from time to time designate.  The Partnership may maintain offices at such other places as the General Partner deems advisable.

(b)                                 The address of the Partnership’s registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Partnership’s registered agent for service of process at such address shall be The Corporation Trust Company.

Section 2.4                                      Power of Attorney

(a)                                  Each Limited Partner hereby constitutes and appoints the General Partner or, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, with full power of substitution, as such Limited Partner’s true and lawful agent and attorney-in-fact (“Agent”), with full power and authority in such Limited Partner’s name, place and stead to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) which the Agent deems appropriate or necessary to form or qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction; (B) all certificates, documents and other instruments which the Agent deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other documents or instruments which the Agent deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, substitution, withdrawal or removal of any Partner pursuant to Articles XII,  XIII or XIV and other events described in Articles XII, XIII or XIV; and (E) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.4; and

(ii)                                  execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates, documents and other instruments which the Agent deems appropriate or necessary in order to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, is deemed to be made or given by the Partners hereunder, is consistent with the terms of this Agreement or is deemed by the Agent to be appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership; provided, however, that, if any vote or approval of Limited Partners is specifically required for an action by any provision of this Agreement, the Agent may exercise the power of attorney made in this subsection (ii) to take such action only after such vote or approval is obtained.

(b)                                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Units and shall extend to such Limited Partner’s heirs, transferees, successors, assigns and personal representatives.  Each Limited Partner hereby agrees to be bound by any representations made by the Agent acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Agent taken in good faith pursuant to such power of attorney.  Each Limited Partner shall execute and deliver to the Agent, within 15 days after receipt of the Agent’s request therefor, such further designations, powers of attorney and other instruments as the Agent deems appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership.

Section 2.5                                      Term

The Partnership shall continue in existence until the close of Partnership business on December 31, 2086 or until the earlier termination of the Partnership in accordance with the provisions of Article XIV.

Section 2.6                                      Organizational Limited Partner

At and as of the Time of Delivery, the Partnership interest of the Organizational Limited Partner was terminated and the Partnership Interest of BMC was as described in Section 4.1.

Section 2.7                                      Organizational Certificate

The General Partner shall cause to be filed such certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware and any other state in which the Partnership may elect to do business.  The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any other state in which the Partnership may elect to do business.  Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership and any such other certificates and documents, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner.

ARTICLE III

PURPOSE

Section 3.1                                      Purpose

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS; PURCHASES PURSUANT
TO PURCHASE AGREEMENTS; ADDITIONAL ISSUANCES

Section 4.1                                      General Partner Contributions

(a)                                  At and as of the Time of Delivery, BMC contributed to the Partnership, in exchange for 121,212 GP Units (i.e., a 1% Percentage Interest), an amount equal to $2,424,240.

(b)                                 Following the Time of Delivery, whenever a Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 4.3, the General Partner shall contribute to the Partnership, in exchange for a number of GP Units equal to 1/99th of the total number of LP Units then being purchased, Contributed Property (which may include LP Units) having a Net Agreed Value equal to 1/99th of the aggregate Net Agreed Value of all Capital Contributions to the Partnership then being made pursuant to Section 4.3, unless the General Partner receives an Opinion of Counsel that the failure to make such additional Capital Contribution would not result in the Partnership or any of the Operating Partnerships being treated as an association taxable as a corporation for federal income tax purposes.

Section 4.2                                      Limited Partner Contributions

At and as of the Time of Delivery, each underwriting firm which entered into an underwriting agreement with the Partnership contributed to the Partnership, in exchange for the number of LP Units specified therein an amount in cash equal to the Issue Price for such LP Units (as specified in such underwriting agreement) multiplied by the number of LP Units being so purchased.

Section 4.3                                      Issuances of Additional LP Units and Other Securities

(a)                                  The General Partner is hereby authorized to cause the Partnership to issue, in addition to the LP Units issued pursuant to Section 4.2, additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto or any other type of equity security that the Partnership may lawfully issue, any secured or unsecured debt obligations of the Partnership, or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, “Partnership Securities”), for any Partnership purpose, at any time or from time to time, to Partners or to other Persons (including, without limitation, to employee benefit plans sponsored by the General Partner, the Partnership, any of the Operating Partnerships or any of their respective Affiliates), for such consideration and on such terms and conditions, and entitling the holders thereof to such relative rights and powers, as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners, except as provided in Section 17.1.

(b)                                 Without limiting the generality of the foregoing (but subject to the provisions of Section 17.1), the additional Partnership Securities to be issued by the Partnership under this Section 4.3 may contain provisions with respect to (i) the allocation of items of Partnership income, gain, loss, deduction and credit; (ii) the right to share in Partnership distributions; (iii) rights upon dissolution and liquidation of the Partnership; (iv) whether any such issue of Partnership Securities may be acquired by the Partnership, by purchase, redemption or otherwise,  and if so, the price at which, and the terms and conditions upon which, such Partnership Securities may be purchased, redeemed or otherwise acquired by the Partnership; (v) the conversion rights applicable to any such issue of Partnership Securities, and if so, the rate at which, and the terms and conditions upon which, such Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which any such Partnership Securities will be issued, assigned, or transferred; and (vii) the right, if any, of the holders of any such issue of Partnership Securities to vote on Partnership matters.

(c)                                  The General Partner is hereby authorized and directed to do all acts which it deems appropriate or necessary in connection with each issuance of Units or other securities by the Partnership and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit additional limited partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other securities being so issued, all without the approval of any Limited Partners, except as provided in Section 17.1.

Section 4.4                                      No Preemptive Rights

No Partner shall have any preemptive right with respect to the issuance or sale of Units or other securities that may be issued by the Partnership.

Section 4.5                                      No Interest

No interest shall be paid by the Partnership on Capital Contributions.

Section 4.6                                      Loans from Partners

Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.

Section 4.7                                      No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distributions from the Partnership except as provided in this Agreement as supplemented by the Incentive Compensation Agreement.

ARTICLE V

CAPITAL ACCOUNTS; DISTRIBUTIONS

Section 5.1                                      Capital Accounts

(a)                                  The Partnership shall maintain for each Partner a separate Capital Account with respect to its Partnership Interests in accordance with the regulations issued pursuant to Section 704 of the Code.  The Capital Account of any Partner shall be increased by (i) the Net Agreed Value of all Capital Contributions made by such Partner in exchange for its Partnership Interest and (ii) all items of income and gain computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c) and reduced by (iii) the Net Agreed Value of all distributions of cash or property made to such Partner with respect to its Partnership Interest and (iv) all items of deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c).

(b)                                 For purposes of computing the amount of each item of income, gain, loss or deduction to be reflected in the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

(i)                                     Any deductions for depreciation, cost recovery or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property.  Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Sections 5.1(e) or 7.8, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

(ii)                                  If the Partnership’s adjusted basis in property subject to depreciation, cost recovery or amortization is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall be deemed to be an additional item of deduction in the year such property is placed in service.  Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be deemed to be an additional item of income in the year of restoration.

(iii)                               Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

(iv)                              All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as items of deduction.

(v)                                 The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(c)                                  (i)                                     After giving effect to the special allocations set forth in Section 5.1(c)(ii)-(vi) for purposes of maintaining the Capital Accounts, each item of income, gain, loss and deduction (computed in accordance with Section 5.1(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.

(ii)                                  If any Partner unexpectedly receives any adjustment allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustment,  allocation or distribution as quickly as possible.

(iii)                               To preserve uniformity of Units, the General Partner shall have sole discretion pursuant to Section 6.1(c) to make special allocations of income or deduction that do not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 of the Code.

(iv)                              If there is a net decrease in Partnership minimum gain, within the meaning of Treasury Regulation Section 1.704-1(b) (4) (iv), during a Partnership taxable year, all Partners with deficit balances in their Capital Accounts, computed as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(c) at the end of such year, will be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the amounts and in the proportions needed to eliminate such deficits as quickly as possible, before any other allocations are made under Section 704(b) of the Code.

(v)                                 For the taxable period beginning on the Effective Date and for all taxable periods thereafter, except with respect to the taxable period in which a liquidation of the Partnership occurs pursuant to Section 14.3, items of income and gain (and, if necessary to effectuate the intent of this Section 5.1(c)(v), loss and deduction) shall be allocated to the holders of the Partnership Interest evidenced by the Incentive Compensation Agreement until the aggregate amount of such items allocated to the holders of the Partnership Interest evidenced by the Incentive Compensation Agreement pursuant to this Section 5.1(c)(v) for the current taxable year and all previous taxable years (since the Effective Date) is equal to the cumulative amount of all distributions made pursuant to the Incentive Compensation Agreement under Section 5.2(c).

(vi)                              For the period in which a liquidation of the Partnership occurs pursuant to Section 14.3, items of income and gain (and, if necessary to effectuate the intent of this Section 5.1(c)(vi), loss and deduction) shall be allocated to the holders of the Partnership Interest evidenced by the Incentive Compensation Agreement until the amount of such items allocated to the holders of the Partnership Interest evidenced by the Incentive Compensation Agreement pursuant to this Section 5.1(c)(vi) for the current taxable period is equal to the amount of payments that would have been made to Holdco with respect to such taxable period in accordance with the Fourth Amended and Restated Incentive Compensation Agreement, dated as of December 15, 2004, as if that agreement had not been superseded by the Fifth Amended and Restated Incentive Compensation Agreement.

(d)                                 (i)                                     Except as otherwise provided in this Section 5.1(d), a transferee of LP Units shall, upon becoming a Limited Partner, succeed to the portion of the transferor’s Capital Account maintained with respect to the Units transferred.

(ii)                                  If a transfer of Units causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of the Units) pursuant to Sections 14.4 and 14.5 and recontributed by such Partners and transferees in reconstitution of the Partnership.  The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with this Article V.

(e)                                  If any additional LP Units (or other Partnership Interests) are to be issued pursuant to Section 4.3, or if any Partnership Property is to be distributed, the Capital Accounts of the Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance or distribution, be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties immediately prior to such issuance).  In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties, as of any date of determination, (i) shall, in the case of the issuance of additional LP Units, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the Issue Price for which such additional LP Units are so issued, plus (B) the amount of any Partnership indebtedness outstanding as of the date of determination, (ii) shall, in the case of an issuance of other Partnership Interests, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the last reported sales price per LP Unit on the principal National Securities Exchange on which such LP Units are listed, plus (B) the amount of any Partnership indebtedness outstanding as of the date of determination, and (iii) shall, in the case of the distribution of Partnership property, be determined in the manner provided in Section 14.3.  It is hereby confirmed that the Partnership Interest evidenced by the Incentive Compensation Agreement will not give rise to an increase in the General Partner’s Capital Account as of the Effective Date based on the “liquidation value” approach of Revenue Procedure 93-27 and Notice 2005-43.  Thus, the Capital Account associated with the Partnership Interest evidenced by the Incentive Compensation Agreement, as of the Effective Date and after any adjustments to Capital Accounts shall be zero.

Section 5.2                                      Distributions in Respect of Partnership Interests

(a)                                  From time to time, not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate.  The General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds.  In its sole discretion, the General Partner may also distribute to the Partners other Partnership property, additional Units or other securities of the Partnership or other entities.

All distributions in respect of Units shall be made concurrently to all Record Holders on the Record Date set for purposes of such distribution and shall be prorated in accordance with such Record Holders’ respective Percentage Interests as of such Record Date.

(b)                                 Amounts paid pursuant to Section 7.4, any Management Agreement or any Operating Partnership Agreement shall not be deemed to be distributions with respect to a Partnership Interest for purposes of this Agreement.

(c)                                  Amounts paid pursuant to the Incentive Compensation Agreement are distributions with respect to a Partnership Interest for purposes of this Agreement.

ARTICLE VI

INCOME TAX MATTERS

Section 6.1                                      Tax Allocations

(a)                                  Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the manner in which the correlative item of “book” income, gain, loss or deduction is computed in accordance with Section 5.1(b) and allocated pursuant to Section 5.1(c), except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.

(b)                                 Gain resulting from the sale or other taxable disposition of Partnership assets and allocated to (or recognized by) a Partner (or its successor in interest) for federal income tax purposes shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

(c)                                  To preserve uniformity of LP Units, the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate or necessary in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of regulations under Section 704(c) of the Code or (y) otherwise to preserve the uniformity of Units issued or sold from time to time.  The General Partner may adopt such conventions and make such allocations and amendments only if they would not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 of the Code.

(d)                                 Items of Partnership income, gain, loss, deduction and credit shall, for federal income tax purposes, be determined on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Persons who are Record Holders of Units as of the close of business on the first day of such month; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Persons who are Record Holders of Units as of the close of business on the date of sale.

(e)                                  Pursuant to Section 704(c) of the Code, items of income, gain, loss, deduction and credit attributable to Contributed Property shall be allocated in such a manner as to take into account the variation between the basis of such property to the Partnership and its Carrying Value.

Section 6.2                                      Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partners within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes, unless the General Partner shall determine otherwise in its sole discretion.

Section 6.3                                      Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election.  The General Partner shall elect under Section 754 of the Code to cause the basis of Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code, but the General Partner may seek to revoke this election if the General Partner determines that such revocation is in the best interests of the Limited Partners.

Section 6.4                                      Tax Controversies

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceedings.

Section 6.5                                      Withholding

The General Partner is authorized to take any action necessary to comply with any withholding requirements established by applicable law, including, without limitation, with regard to (a) the sale of United States real property interests, (b) the distributions of cash or property to any Partner which is a foreign Person, and (c) the transfer of Units.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS; INDEMNIFICATION

Section 7.1                                      Powers of General Partner

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any power to control or manage the business and affairs of the Partnership.

In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

(a)                                  to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

(b)                                 to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;

(c)                                  to own, use and invest the assets of the Partnership;

(d)                                 to purchase or sell products, services and supplies;

(e)                                  to make tax, regulatory and other filings, and to render periodic and other reports, to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

(f)                                    to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

(g)                                 to negotiate, execute and perform any contracts, conveyances or other instruments;

(h)                                 to distribute Partnership cash;

(i)                                     to utilize the services of officers and employees of the General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

(j)                                     to maintain insurance for the benefit of the Partnership and the Partners;

(k)                                  to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, limited liability companies, corporations or similar arrangements;

(l)                                     to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development;

(m)                               to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes; and

(n)                                 to purchase, sell or otherwise acquire or dispose of Units;

in each case at such times and upon such terms and conditions as the General Partner deems appropriate or necessary, and subject to any express restrictions contained elsewhere in this Agreement.

Section 7.2                                      Duties of General Partner

The General Partner shall manage the business and affairs of the Partnership in the manner the General Partner deems appropriate or necessary.  Without limiting the generality of the foregoing, the General Partner’s duties shall include the following:

(a)                                  to take possession of the assets of the Partnership;

(b)                                 to staff and operate the business of the Partnership with the officers and employees of the General Partner or of other Persons;

(c)                                  to render or cause to be rendered engineering, environmental and other  technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

(d)                                 to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

(e)                                  to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership; and

(f)                                    to conduct the business of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations;

in each case in such a manner as the General Partner deems appropriate or necessary.

Section 7.3                                      Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.4                                      Compensation and Reimbursement of the General Partner

(a)                                  Except as provided in this Section 7.4 or elsewhere in this Agreement the Incentive Compensation Agreement or any other agreement contemplated or permitted hereby or thereby, the General Partner shall not be compensated for its services as General Partner to the Partnership.

(b)                                 The General Partner shall be promptly reimbursed for all Designated Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.12. The General Partner shall determine such Designated Expenses in any reasonable manner determined by it.

(c)                                  The General Partner may propose and adopt without the approval of the Limited Partners fringe benefit plans, including, without limitation, plans comparable to those that covered employees employed by the predecessors to the Operating Partnerships and plans involving the issuance of Units, for the benefit of employees of the General Partner, Partnership,  any of the Operating Partnerships or any of their respective Affiliates in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership or any of the Operating Partnerships.

Section 7.5                                      Purchase or Sale of LP Units and Other Partnership Securities

The General Partner may, on behalf of the Partnership, purchase or otherwise acquire or sell or otherwise dispose of LP Units and other Partnership Securities.  As long as LP Units are held by any member of the Partnership Group, such LP Units or other Partnership Securities shall not be considered outstanding for any purpose.  The General Partner or any of its Affiliates may also purchase or otherwise acquire or sell or otherwise dispose of LP Units and other Partnership Securities for its own account.

Section 7.6                                      Certain Undertakings Relating to the Separateness of the Partnership

(a)                                  The Partnership shall conduct its business and operations separate and apart from those of any other Person (including Holdco), except the General Partner and other Group Members, in accordance with this Section 7.6.

(b)                                 The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, (ii) maintain its financial statements separate from those of any other Person, except its consolidated subsidiaries, and (iii) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law.

(c)                                  The Partnership shall not commingle or pool its assets with those of any other Person, except its consolidated subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the General Partner, and shall not be commingled with the funds of the General Partner or any of its Affiliates.  All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents on behalf of the Partnership.  Funds of the Partnership may be invested as determined by the General Partner.

(d)                                 The Partnership shall (i) conduct its business in its own name or in the names of other Group Members, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person (other than other Group Members).

(e)                                  The Partnership (i) shall pay its own liabilities from its own funds, (ii) shall maintain adequate capital in light of its contemplated business operations, (iii) shall not guarantee or become obligated for the debts of any other Person, except Group Members and except for the Partnership’s obligations under the Services Agreement, (iv) shall not hold out its credit as being available to satisfy the obligations of any other Person, except Group Members and except for the Partnership’s obligations under the Services Agreement, (v) shall not acquire obligations or debt securities of Holdco and (vi) shall not pledge its assets to secure the obligations of any other Person or make loans or advances to any Person, except Group Members or the General Partner or OLP GP pursuant to Section 7.7(j); provided that the Partnership may engage in any transaction described in clauses (iii)-(vi) of this Section 7.6(e) if Special Approval has been obtained for such transaction and either (A) the Audit Committee has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accountants or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

(f)                                    The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) only enter into transactions with Holdco which are consistent with an arms-length relationship, and (iii) subject to the terms of the Exchange Agreement, promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative expenses, capital expenditures, and costs for shared services performed by Holdco.  Each material contract between the Partnership or another Group Member, on the one hand, and Holdco, on the other hand, shall be in writing.

(g)                                 Failure by the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a legal entity, with its separate assets and separate liabilities.

Section 7.7                                      Outside Activities; Contracts with Affiliates; Loans to or from Affiliates

(a)                                  The General Partner shall not have any business interests or engage in any business activities except for those relating to the Partnership and the Operating Partnerships.

(b)                                 Any Affiliate of the General Partner and any director, officer, manager, member, partner or employee of the General Partner or any of its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership Group or any Partner.  No member of the Partnership Group nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests.

(c)                                  Each of the Limited Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Operating Partnership Agreements, the Incentive Compensation Agreement, the Management Agreements, and the Exchange Agreement and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters described therein on behalf of the Partnership without the approval or vote of any Limited Partners, notwithstanding any other provision of this Agreement or the Operating Partnership Agreements.

(d)                                 Subject to the provisions of Section 7.4(a), the General Partner and its Affiliates may enter into contracts with, or render services to, any member of the Partnership Group, provided that such contracts or services are on terms that are fair and reasonable to the Partnership.

(e)                                  Neither the General Partner nor any of its Affiliates shall sell, transfer or convey property to, or purchase property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.

(f)                                    The General Partner or its Affiliates may, but shall be under no obligation to, lend to any Group Member, upon the written request of any Group Member to the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Audit Committee of the General Partner may determine; provided, however, that in any such case the Audit Committee shall have first determined that the interest rate charged the borrowing party and the terms imposed on the borrowing party are substantially similar to those that would be charged or imposed, as applicable, on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees).  The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.

(g)                                 The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the Group Member’s financial abilities or guarantees) by unrelated lenders on comparable loans.  The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(h)                                 The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership.  Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.7(h) shall be deemed satisfied as to (i) any transaction approved by Special Approval, or (ii) any transaction, the terms of which are objectively demonstrable to be no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties.  The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.7(h).

(i)                                     The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in written contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(j)                                     Subject to the provisions of Section 7.6(e) and Section 7.9, the Partnership may lend funds to the General Partner or any of its Affiliates for such periods of time and in such amounts as the Audit Committee of the General Partner may determine; provided, however, that (i) in any such case the Audit Committee shall have first determined that the interest rate charged the borrowing party and the terms imposed on the borrowing party are substantially similar to those that would be charged or imposed, as applicable, on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees) and (ii) the Partnership may not lend funds to the General Partner or any of its Affiliates unless such funds consist of funds available after provision for working capital and such reserves as the General Partner deems appropriate.

Section 7.8                                      Tax Basis and Value Determinations

To the extent that the General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions.  The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary.  The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

Section 7.9                                      Resolution of Conflicts of Interest; Standard of Care

(a)                                  Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any resolution or course of action by the General Partner or such Affiliate in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement or of any agreement contemplated hereby, or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership; provided that any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the officers and directors of the General Partner or such Affiliate regarding any proposed transaction were disclosed to the Audit Committee at the time of its approval), (ii) on terms objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) fair to the Partnership, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).  For the avoidance of doubt, in connection with its resolution of a conflict of interest the General Partner is authorized but not required to seek Special Approval and may adopt a resolution or course of action that has not received Special Approval.  In connection with the determination by the General Partner (or the Audit Committee in connection with Special Approval, as applicable) of what is fair and reasonable to the Partnership in connection with its resolution of a conflict of interest, the General Partner (or the Audit Committee) shall be authorized to consider (A) the relative interests of each party to such conflict, agreement, transaction or situation, and the benefits and burdens relating to such interests; (B) any customary or accepted industry practices, and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the Audit Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.  Nothing contained in this Agreement, however, is intended to, nor shall it be construed to require the General Partner (or the Audit Committee) to consider the interests of any Person other than the Partnership.  In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner in compliance with this Section 7.9 shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation.

(b)                                 Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement or any agreement contemplated hereby to be fair and/or reasonable to any Person, the fair and/or reasonable nature of such transaction, arrangement or resolution shall be considered in the context of similar or related transactions.

(c)                                  Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled, to the extent permitted by applicable law, to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and, except as required by applicable law, shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

Section 7.10                               Treatment of Incentive Compensation Agreement

The economic effect of recharacterizing payments pursuant to the terms of the Incentive Compensation Agreement as distributions pursuant to Section 5.2(c) (as implemented by the changes to the 2004 Agreement made by this Agreement as well as the adoption of the fifth amendment and restatement of the Incentive Compensation Agreement) are intended to provide that (i) holders of the Partnership Interest evidenced by the Incentive Compensation Agreement are in no greater economic position as a substantive matter with respect to such Partnership Interest as the position that Holdco enjoyed prior to the Effective Date of this Agreement pursuant to the terms and conditions of the Fourth Amended and Restated Incentive Compensation Agreement, dated as of December 15, 2004 and (ii) holders of the Partnership Interests evidenced by the LP Units are in no lesser economic position as a substantive matter as the position that such holders of the Partnership Interests evidenced by the LP Units enjoyed prior to the Effective Date.  The changes effected by the adoption of this Agreement and the Incentive Compensation Agreement are intended solely to recharacterize the payment under the Incentive Compensation Agreement as distributions pursuant to Section 5.2(c).  The Partnership Interests evidenced by the Incentive Compensation Agreement constitute a portion of the general partner’s rights and interests in the Partnership separate from the GP Units, and such Partnership Interests shall only provide the economic and contractual rights set forth in the Incentive Compensation Agreement and, to the fullest extent permitted by law, shall provide no voting or other rights to the holders thereof (in their capacity as holders of such Partnership Interests) (whether such rights would otherwise be granted under the Delaware Act or other applicable law).  For the avoidance of doubt, to the fullest extent permitted by law, there shall be no fiduciary duties associated with such Partnership Interest or owing to the holders thereof (in their capacity as holders of such Partnership Interests).  In connection with the conditions imposed by this Section 7.10, the General Partner shall take whatever appropriate or necessary steps required to provide that such conditions are satisfied, including the application of Sections 5.1(c)(v) and (vi).

Section 7.11                                Other Matters Concerning the General Partner

(a)                                  The General Partner (including the Audit Committee) may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner (including the Audit Committee) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and shall be fully protected in relying on any opinion or advice of any such Person as to matters which the General Partner (including the Audit Committee) believes to be within such Person’s professional or expert competence in connection with any action taken or suffered or omitted by the General Partner (including the Audit Committee) hereunder in good faith and in accordance with such opinion or advice.

(c)                                  The General Partner (including the Audit Committee) may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner (including the Audit Committee) shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

Section 7.12                                Limited Liability; Indemnification

(a)                                  Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee in its capacity as a person of the type described in the definition of the term, “Indemnitee,” provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.

(b)                                 The Partnership shall, to the extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of (i) such Indemnitee’s status as a General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this Section 7.12(b), relating to this Agreement or the property, business, affairs or management of the Partnership Group (provided that the Indemnitee acted in good faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).

(c)                                  Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.12(b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

(d)                                 The indemnification provided by Section 7.12(b) shall be in addition to any other rights to which an Indemnitee may be entitled, and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

(e)                                  To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.

(f)                                    An Indemnitee shall not be denied indemnification in whole or in part under Section 7.12(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)                                 The provisions of this Section 7.12 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

(h)                                 For purposes of this Section 7.12, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance of duties by such Indemnitee for the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.12(b); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of duties by such Indemnitee for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which does not involve gross negligence or willful misconduct.

(i)                                     In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(j)                                     No amendment, modification or repeal of this Section 7.12 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.12 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided that such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1                                      Limitation of Liability

The Limited Partners shall have no liability under this Agreement (including, without limitation, liability under Section 7.12).

Section 8.2                                      Management of Business

No Limited Partner shall, in its capacity as a Limited Partner, take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by a director, officer, manager, member, employee or agent of the General Partner or an Affiliate of the General Partner in such Person’s capacity as such (whether or not such Person is also a Limited Partner) shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 8.3                                      Outside Activities

Limited Partners shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.  No member of the Partnership Group nor any of the other Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner.

Section 8.4                                      Return of Capital

No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

Section 8.5                                      Rights of Limited Partners Relating to the Partnership

In addition to other rights provided by this Agreement or by applicable law, each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner’s interest in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(a)                                  to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(b)                                 promptly after becoming available, to obtain a copy of the Partnership’s federal and state income tax returns for each year;

(c)                                  to obtain a current list of the name and address of each Partner as set forth in the Units Register;

(d)                                 to obtain a description and statement of the Net Agreed Value of any Capital Contribution made or agreed to be made by each Partner, and the date on which such Partner became a Partner;

(e)                                  to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

(f)                                    to obtain such other information regarding the affairs of the Partnership as may be just and reasonable;

provided, however, that the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes could damage the Partnership or its business or be in violation of applicable law, including, without limitation, federal securities law, or which the Partnership is required by agreements with third parties to keep confidential.

ARTICLE IX

BOOKS, RECORDS,  ACCOUNTING AND REPORTS

Section 9.1                                      Books, Records and Accounting

The General Partner shall keep or cause to be kept books and records with respect to the Partnership’s business, which books and records shall at all times be kept at the principal office of the Partnership.  Any books and records maintained by the Partnership in the regular course of its business, including the Units Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles and applicable law.

Section 9.2                                      Fiscal Year

The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

Section 9.3                                      Reports

(a)                                  As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of LP Units as of the last day of that fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, statement of Partners’ capital and statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause the Partnership to electronically file with the Securities and Exchange Commission a quarterly report for the calendar quarter containing such financial and other information as the General Partner deems appropriate.

(c)                                  Such reports shall present the consolidated financial position of the Partnership Group, but shall not consolidate the assets or liabilities of any other Affiliates of the General Partner.  Such reports shall contain notes indicating that the assets and liabilities of the Partnership Group are separate from the assets and liabilities of the other Affiliates of the General Partner.

ARTICLE X

ISSUANCE OF LP CERTIFICATES; TRANSFER AND EXCHANGE OF LP UNITS

Section 10.1                                Initial Issuance of LP Certificates

Upon the issuance of LP Units to any Person, the Partnership will issue one or more LP Certificates in the name of such Person evidencing the number of such LP Units being so issued.  LP Certificates shall be executed on behalf of the Partnership by the General Partner.  No LP Certificate shall be valid for any purpose until manually countersigned by the Transfer Agent.

Section 10.2                                Registration, Registration of Transfer and Exchange

(a)                                  The Partnership will cause to be kept a register (the “Units Register”) in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the Partnership will provide for the registration of LP Units and of transfers of such LP Units.  The Transfer Agent is hereby appointed registrar for the purpose of registering LP Units and transfers of such LP Units as herein provided.

Upon surrender for registration of transfer or exchange of any LP Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new LP Certificates evidencing the same aggregate number of LP Units as did the LP Certificate so surrendered.

(b)                                 Every LP Certificate surrendered for registration of transfer or exchange shall be duly endorsed on the reverse side thereof, or be accompanied by a written instrument of transfer in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the holder thereof or such holder’s attorney duly authorized in writing.  Every LP Certificate surrendered for registration of transfer shall be duly accepted on the reverse side thereof, or be accompanied by a written instrument of acceptance to the same effect in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the transferee or such transferee’s attorney duly authorized in writing.  As a condition to the issuance of any new LP Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Section 10.3                                Mutilated, Destroyed, Lost or Stolen LP Certificates

(a)                                  If any mutilated LP Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute and the Transfer Agent shall countersign and deliver in exchange therefor a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so surrendered.

(b)                                 If there shall be delivered to the General Partner and the Transfer Agent (i) evidence to their satisfaction of the destruction, loss or theft of any LP Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the General Partner or the Transfer Agent that such LP Certificate has been acquired by a bona fide purchaser, the General Partner on behalf of the Partnership shall execute and upon its request the Transfer Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Certificate, a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so destroyed, lost or stolen.

(c)                                  As a condition to the issuance of any new LP Certificate under this Section 10.3,  the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

(d)                                 Every new LP Certificate issued pursuant to this Section 10.3 in lieu of any destroyed, lost or stolen LP Certificate shall evidence an original additional Partnership Interest in the Partnership, whether or not the destroyed, lost or stolen LP Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other LP Units duly issued hereunder.

Section 10.4                                Persons Deemed Owners

Prior to due presentment of an LP Certificate for registration of transfer and satisfaction of the requirements of Section 10.2(b) with respect thereto, (a) the Partnership, the General

Partner, the Transfer Agent and any agent of any of the foregoing may deem and treat the Record Holder as the absolute owner thereof and of the LP Units evidenced thereby for all purposes whatsoever and (b) a transferee shall not be entitled to distributions or allocations or any other rights in respect of the LP Units evidenced thereby other than the right to further transfer such LP Units.

ARTICLE XI

TRANSFER OF GP UNITS

Section 11.1                                Transfer of GP Units

The General Partner may not transfer any GP Units unless (a) all of its GP Units are being transferred and the transferee or transferees assume all of the rights and obligations of the General Partner hereunder, (b) the transfer is to an Affiliate or Affiliates of the General Partner or is in connection with the General Partner’s merger or consolidation with, or a transfer of all or substantially all of the General Partner’s assets to, another Person, or the transfer is approved by a Majority Interest, and (c) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes.

Section 11.2                                Successor General Partner

Any transferee of GP Units pursuant to Section 11.1 shall automatically be admitted to the Partnership as the successor General Partner, and the transferor of such GP Units shall, if it has also transferred all Partnership Interests evidenced by the Incentive Compensation Agreement, automatically cease to be the General Partner, effective at the time provided in Section 12.3.  No such transfer shall be deemed a withdrawal pursuant to Article XIII.

ARTICLE XII

ADMISSION OF INITIAL, SUBSTITUTED AND ADDITIONAL
LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNER

Section 12.1                                Admission of Initial Limited Partners

At and as of the Time of Delivery, the initial Record Holders of LP Units purchased pursuant to Section 4.2 shall automatically become Limited Partners and the Organizational Limited Partner shall automatically cease to be a Limited Partner.

Section 12.2                                Admission of Substituted Limited Partners

A transferee of LP Units shall automatically be admitted to the Partnership as a Limited Partner (and the transferor of such LP Units shall, if such transferor is assigning all of such transferor’s LP Units, automatically cease to be a Limited Partner) at and as of the time the transfer is registered on the Units Register pursuant to Section 10.2.

Section 12.3           Admission of Successor General Partner

A successor General Partner approved pursuant to Section 13.1 or the proviso to Section 14.1 or the transferee of all of the GP Units pursuant to Section 11.1 shall be admitted to the Partnership as the successor General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution; provided, however, that no such successor shall be so admitted to the Partnership until it has agreed in writing to assume the former General Partner’s obligations hereunder.  This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the termination of the former General Partner as a general partner, if applicable, and the admission of the successor General Partner.

Section 12.4                                Admission of Additional Limited Partners

(a)           A Person (other than the initial Record Holders of LP Units pursuant to Section 4.2 or a transferee of LP Units) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an additional Limited Partner only upon furnishing to the General Partner (i) a written instrument of acceptance in a form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents and instruments as may be required in the discretion of the General Partner to affect such Person’s admission as an additional Limited Partner.

(b)           Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion.  The admission of any Person as an additional Limited Partner shall become effective at and as of the time the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 12.5                                Amendment of Agreement and Certificate of Limited Partnership

The General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, this Agreement and the Certificate of Limited Partnership to reflect the admission of any Partner.

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

Section 13.1                                Withdrawal or Removal of the General Partner

(a)           Buckeye GP LLC agrees to act as General Partner of the Partnership until the later of (i) the date which is twenty-five years after the Time of Delivery or (ii) the date the ESOP Loan is paid in full, subject to its right to transfer all of its GP Units pursuant to Section 11.1.  At any time after the later of (i) the date which is twenty-five years after the Time of Delivery or (ii) the date the ESOP Loan is paid in full, the General Partner may withdraw from the Partnership effective upon at least 90 days’ advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice, provided that such withdrawal is approved by an Eighty Percent Interest or the Partnership has received an Opinion of Counsel that such withdrawal would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes.  Any such withdrawal shall also constitute the withdrawal of the OLP GP from the Operating Partnerships, as provided in the Operating Partnership Agreements.  If the General Partner gives a notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, approve a successor General Partner.  The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of the Operating Partnerships, as provided in the Operating Partnership Agreements.  If no successor General Partner is so approved, the Partnership shall be dissolved pursuant to Section 14.1.  Buckeye GP LLC further agrees that it shall not cause the OLP GP to withdraw as general partner of any Operating Partnership, except in connection with Buckeye GP LLC’s withdrawal as General Partner.

(b)           The General Partner may be removed only by an Eighty Percent Interest, and only if (i) in connection therewith, a successor General Partner is approved by a Majority Interest, (ii) the Partnership shall have received an Opinion of Counsel that the removal of the General Partner and the approval of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes, (iii) the successor General Partner or an Affiliate thereof assumes the liabilities and obligations of the General Partner and its Affiliates under the Exchange Agreement and agrees to indemnify and hold harmless the General Partner and its Affiliates from any liability or obligation arising out of, or causes the General Partner and its Affiliates to be released from, any and all liabilities and obligations (including loan guarantees) under fringe benefit plans sponsored by the General Partner or any of its Affiliates in connection with the business of the Partnership Group, except as otherwise prohibited by this Agreement, and (iv) all required regulatory approvals for removal of the General Partner shall have been obtained.  Such removal shall be effective upon the admission of the successor General Partner pursuant to Section 12.3.  The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of the Operating Partnerships, as provided in the Operating Partnership Agreements.

Section 13.2                                Sale of Former General Partner’s Interest

If a successor General Partner is approved pursuant to Sections 13.1 or 14.2 or the proviso to Section 14.1, such successor shall purchase the GP Units of the former General Partner and the Partnership Interests evidenced by the Incentive Compensation Agreement (whether such Partnership Interests are held by the General Partner or an Affiliate of the General Partner) for an amount in cash equal to the fair market value thereof, determined as of the date the successor General Partner is admitted pursuant to Section 12.3.  The fair market value of the GP Units shall include the value of all rights associated with being the General Partner, including, without limitation, the right to receive distributions with respect to the GP Units and compensation under any agreement between the Partnership and the General Partner in effect on the date the successor General Partner is so admitted.  The fair market value of the Partnership Interests evidenced by the Incentive Compensation Agreement shall include the value of the rights to receive distributions in respect thereof (whether such right to receive distributions pursuant to the Incentive Compensation Agreement is held by the General Partner or an Affiliate of the General Partner).  The sum of the value of the GP Units and the Partnership Interests evidenced by the Incentive Compensation Agreement shall be reduced by the value of the assumption by the successor General Partner or its Affiliate of the obligations of the General Partner and its Affiliates pursuant to Section 13.1(b)(iii).  Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.1                                Dissolution

The Partnership shall be dissolved, and its affairs shall be wound up, upon:

(a)           expiration of the term as provided in Section 2.5;

(b)           withdrawal of the General Partner pursuant to Section 13.1 (unless a Person becomes a successor General Partner prior to or on the effective date of such withdrawal);

(c)           bankruptcy or dissolution of the General Partner, or any other event that results in the General Partner ceasing to be a general partner in the Partnership (other than by reason of a withdrawal or removal pursuant to Section 13.1 or a transfer pursuant to Section 11.1); or

(d)           an election by the General Partner to dissolve the Partnership which is approved by a Two-Thirds Interest;

provided, however, that the Partnership shall not be dissolved upon an event described in Sections 14.1(b) or 14.1(c) if, within 90 days of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of a successor General Partner.

For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, (iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi) (1) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (3) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.

Section 14.2                                Reconstitution

Upon dissolution of the Partnership in accordance with Sections 14.1(b) or 14.1(c), and a failure of all Partners to agree to continue the business of the Partnership and to the appointment of a successor General Partner as provided in the proviso to Section 14.1, then within 180 days after the event described in Sections 14.1(b) or 14.1(c), a Majority Interest may elect to reconstitute the Partnership and continue its business by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a Majority Interest.  Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto.  Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs.  If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until the end of the term set forth in Section 2.5 unless earlier dissolved in accordance with this Article XIV and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to this Agreement; provided that the right of a Majority Interest to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be treated as an association taxable as a corporation for federal income tax purposes.

Section 14.3                                Liquidation

Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 14.2, the General Partner, or in the event the General Partner has withdrawn from the Partnership, been removed or dissolved or become bankrupt (as defined in Section 14.1), a liquidator or liquidating committee approved by a Majority Interest shall be the liquidator of the Partnership (the “Liquidator”).  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest.  The Liquidator shall agree not to resign at any time without 15 days’ prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest.  Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by a Majority Interest.  Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the restrictions set forth in Article XVII) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein.  The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a)           to creditors of the Partnership (including Partners); and

(b)           to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

Section 14.4                                Distribution in Kind

Notwithstanding the provisions of Section 14.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, or to specific classes of Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 14.5                                Cancellation of Certificate of Limited Partnership

Upon the completion of the distribution of Partnership property pursuant to Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

Section 14.6                                Return of Capital

The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 14.7                                Waiver of Partition

Each Partner hereby waives any rights to partition of the Partnership property.

Section 14.8                                Certain Prohibited Acts

Without obtaining Special Approval, the General Partner shall not take any action to cause the Partnership to (i) make or consent to a general assignment for the benefit of the Partnership’s creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or otherwise seek, with respect to the Partnership, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Partnership a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership in a proceeding of the type described in clauses (i) – (iii) of this Section 14.8; (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets, except in accordance with Section 17.3; (vii) dissolve or liquidate, except in accordance with this Article XIV; or (viii) merge or consolidate, except in accordance with Section 11.1.

ARTICLE XV

AMENDMENT OF PARTNERSHIP AGREEMENT

Section 15.1                                Amendments Which May be Adopted Solely by the General Partner

Subject to Section 15.3, the General Partner may amend any provision of this Agreement without the consent of any Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)           a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;

(b)           a change that the General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction or (ii) ensure that neither the Partnership nor any of the Operating Partnerships will be treated as an association taxable as a corporation for federal income tax purposes;

(c)           a change to divide outstanding Units into a greater number of Units, to combine outstanding Units into a smaller number of Units or to reclassify Units in a manner that in the good faith opinion of the General Partner, does not adversely affect any class of Limited Partners in any material respect;

(d)           a change that the General Partner in its sole discretion deems appropriate or necessary to (i) satisfy any requirements, conditions or guidelines contained in any order, rule or regulation of any federal or state agency or contained in any federal or state statute or (ii)

facilitate the trading of any Units or comply with any rule, regulation, requirement, condition or guideline of any National Securities Exchange on which any Units are or will be listed or admitted to trading, or NASDAQ if any Units are or will be quoted on NASDAQ;

(e)           a change that is appropriate or necessary, as stated in an Opinion of Counsel, to prevent the Partnership, the Operating Partnerships, the General Partner, its Affiliates and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(f)            a change that is required or contemplated by any provision of this Agreement, including, without limitation, Sections 4.3, 12.3 and 12.5;

(g)           a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partners in any material respect; or

(h)           any changes or events similar to the foregoing.

Section 15.2                                Other Amendments

Amendments to this Agreement may be proposed only by the General Partner.  Subject to Section 15.3, a proposed amendment (other than amendments adopted pursuant to Section 15.1) shall be effective only when approved by a Majority Interest.  Notwithstanding the provisions of Sections 15.1 and 15.3, no amendment of (i) the definitions of “Audit Committee,” or “Special Approval,” (ii) Section 7.6, (iii) Section 11.1, (iv) Section 17.3, (v) Section 7.9(a), (vi) Section 14.8, or (vii) any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval.

Section 15.3                                Amendment Requirements

Notwithstanding the provisions of Sections 15.1 and 15.2, (i) the approval of an Eighty Percent Interest shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes, (ii) no provision of this Agreement which establishes a percentage of the Limited Partners required to take or approve any action shall be amended in any respect which would have the affect of reducing the voting requirement, unless such amendment is approved by at least such percentage of Limited Partners, and (iii) this Section 15.3 shall be amended only with the approval of an Eighty Percent Interest.

ARTICLE XVI

MEETINGS

Section 16.1                                Meetings

Meetings of Limited Partners may be called by the General Partner or by Limited Partners holding an aggregate of at least 20% of the outstanding LP Units.  Within 60 days after receipt by the General Partner of a written proposal to call a meeting signed by Limited Partners holding the requisite number of LP Units and indicating the purpose for which the meeting is to be called (or such longer period as shall be reasonably required by the General Partner in order to prepare documents required therefor), the General Partner shall cause a notice of the meeting to be given to each Limited Partner.  A meeting shall be held at a time and place determined by the General Partner within 60 days after the giving of notice of the meeting.  A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of the Partners.

Section 16.2                                Record Date

For purposes of determining the Limited Partners entitled to notice of or to vote at any meeting or to give approvals without a meeting as provided in Section 16.4, the General Partner may set a Record Date, which date for purposes of notice of a meeting shall not be less than 10 days nor more than 60 days before the date of the meeting.

Section 16.3                                Conduct of Meeting

(a)           The General Partner shall have full power and authority concerning the manner of conducting any meeting of Limited Partners or the solicitation of proxies or consents in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate an individual to serve as chairman of any meeting and shall further designate an individual to take the minutes of any meeting, which individuals may be directors or officers of the General Partner.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.

(b)           The General Partner may vote its LP Units in such manner as it in its sole discretion may determine.

Section 16.4                                Action Without a Meeting

Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if approvals in writing setting forth the action so taken are signed by Limited Partners holding in the aggregate at least the minimum number of LP Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted.  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.  If approvals to the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the approvals shall have no force and effect unless and until (a) they are deposited with the

Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient consents are deposited with the Partnership, and (c) the Partnership receives an Opinion of Counsel that giving effect to such approvals would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes.

ARTICLE XVII

CERTAIN RESTRICTIONS

Section 17.1                                Additional Units

(a)           Without the prior approval of a Two-Thirds Interest, the General Partner shall not cause the Partnership to issue any class or series of LP Units having preferences or other special or senior rights over the LP Units issued pursuant to Section 4.2.

(b)           The General Partner shall not cause the Partnership to issue Units to the General Partner or any of its Affiliates (other than pursuant to Section 4.1) unless (i) the Units are of a class which is, prior to such issuance, listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ and the Net Agreed Value of the Contributed Property being contributed in exchange for such Units is at least equal to the number of Units being so issued times the Unit Price of such Units or (ii) such issuance is approved by a Majority Interest.

Section 17.2                                Certain Amendments

(a)           Without the prior approval of a Two-Thirds Interest, the Partnership shall not amend the Incentive Compensation Agreement and the General Partner shall not permit the Partnership or any Operating Partnership to amend any compensation arrangement for the General Partner, unless, in any case, such amendment does not, in the good faith opinion of the General Partner, in its capacity as general partner of the Partnership or the indirect owner of the general partner of the Operating Partnerships, as applicable, adversely affect the Limited Partners in any material respect.

(b)           The General Partner shall not cause the Partnership to approve any amendment to an Operating Partnership Agreement pursuant to Section 13.2 thereof unless such amendment is approved by a Majority Interest.

Section 17.3                                Sale of Assets

Without the prior approval of a Two-Thirds Interest, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the consolidated assets owned by the Partnership and the Operating Partnerships; provided, however, that in the event that less than 80% of the LP Units are held by the General Partner and its Affiliates, prior Special Approval shall also be required.

ARTICLE XVIII

RIGHT TO PURCHASE UNITS

Section 18.1                                Right to Purchase Units

If fewer than 10% of the outstanding LP Units are held by Persons other than the General Partner and its Affiliates, the General Partner shall have the right, which it may assign to the Partnership or any Affiliate, to purchase all, but not less than all, of the LP Units that remain outstanding and are held by Persons other than the General Partner and its Affiliates.  Any such purchase shall be at a price per LP Unit in cash (the “Purchase Price”) equal to the greater of the Unit Price on the date of purchase (the “Purchase Date”) or the Issue Price for such LP Units, in either case multiplied by (a) 1.2, if the Purchase Date is after December 31, 1996 and on or prior to December 31, 2001, (b) 1.1, if the Purchase Date is after December 31, 2001 and on or prior to December 31, 2006, or (c) 1.0, if the Purchase Date is after December 31, 2006.

Section 18.2                                Notice of Election to Purchase

In the event the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise such right to purchase LP Units pursuant to Section 18.1, the General Partner shall cause the Transfer Agent to give written notice of such election to purchase (the “Notice of Election to Purchase”) to the Record Holders at least 10, but not more than 60, days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York.  The Notice of Election to Purchase shall specify the Purchase Date and the Purchase Price and state that the General Partner, its Affiliate or the Partnership, as the case may be, has elected to purchase such LP Units, upon surrender thereof in exchange for payment, and at such place as specified.  Any such Notice of Election to Purchase mailed to a Record Holder of LP Units at his address as reflected in the Units Register shall be conclusively presumed to have been given whether or not the owner receives such notice.

Section 18.3                                Purchase and Transfer of Units

On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount equal to the amount required to purchase all outstanding LP Units held by Persons other than the General Partner or its Affiliates.  If the Notice of Election to Purchase shall have been duly given as aforesaid and if on or prior to the Purchase Date the cash shall have been deposited with the Transfer Agent in trust for the benefit of the holders of LP Units subject to purchase as provided herein, then from and after the Purchase Date, whether or not any LP Units shall have been surrendered for purchase, all rights of the holders of such LP Units (including, without limitation, any rights pursuant to Articles V, VI and XIV) shall thereupon cease, except the right to receive the Purchase Price therefor, without interest, upon surrender to the Transfer Agent of the LP Certificates representing such LP Units, and such LP Units shall thereupon be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the Units Register, and the General Partner, its Affiliate or the Partnership, as the case may be, shall be deemed to be the owner of all such LP Units from and after the Purchase Date and shall have all rights as the owner of such LP Units.

ARTICLE XIX

GENERAL PROVISIONS

Section 19.1                                Opinions Regarding Taxation as a Partnership

Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the Partnership or any of the Operating Partnerships being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership or any of the Operating Partnerships is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the General Partner in its sole discretion.

Section 19.2                                Personal Property

The Partnership Interest of any Partner shall be personal property for all purposes.

Section 19.3                                Addresses and Notices

Any notice, demand, request, payment or report required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Limited Partner at such Limited Partner’s address as shown on the Units Register.  Any notice to the Partnership or the General Partner shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.

Section 19.4                                Headings

All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

Section 19.5                                Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the additional Persons that become Limited Partners as provided herein) and their heirs, executors, administrators, successors, legal representatives and assigns.

Section 19.6                                Integration

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 19.7           Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.

Section 19.8                                Counterparts

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto (including the additional Persons that become Limited Partners as provided herein).

Section 19.9                                Severability

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

Section 19.10                          Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

In Witness Whereof, this Agreement has been duly executed by the General Partner on behalf of itself and as agent and attorney-in-fact for the Limited Partners, as of the date first above written.

Buckeye GP LLC,
as General Partner

By:	/s/ William H. Shea, Jr.
Name: William H. Shea, Jr.
Title: Chairman and Chief Executive Officer

[Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P.]

Annex A

Specimen LP Certificate